EXHIBIT 99.2

FDVI Announces $5,000,000 Stock Buyback Authorization

(Indianapolis, IN) -- Fortune Diversified Industries, Inc. (BULLETIN BOARD:
FDVI) announces that the Company's Board of Directors authorized a share buy back of up to $5,000,000 of its common stock, based on current valuations.


About Fortune Diversified Industries, Inc.

Fortune Diversified Industries' current operating focus is achieved through its three operating divisions. The Human Resources Solutions Division includes Professional Staff Management, Inc. and Century II. The Wireless Infrastructure Division includes James H. Drew Corporation, Innovative Telecommunications Consultants Inc., Telecom Technology Corporation, PDH Inc., Cornerstone Wireless Construction Services Inc, Cornerstone Wireless Services Inc., Magtech Services Inc. and Starquest Wireless Services Inc. The Manufacturing and Distribution Division includes Nor-Cote International Inc., Kingston Sales Corporation, and Commercial Solutions Inc.

More information can be found at www.fdvi.net.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to be materially different from those projected. Such risks may include, but are not necessarily limited to, changes in general economic conditions and other business considerations described more specifically in Fortune Diversified Industries Inc.'s Securities and Exchange Commission filings. SOURCE: Fortune Diversified Industries / CONTACT: Harlan Schafir, 317-697-6643.